UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2024

PACIFIC GREEN TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54756	36-4966163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10212, 8 The Green Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (302) 601-4659

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PGTK	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

a.	As previously reported, on July 3, 2024, the Audit Committee of the Board of Directors (the “Audit Committee”) of Pacific Green Technologies Inc. (the “Company”), based on discussions with management, determined that the unaudited condensed financial statements for the quarter ended December 31, 2023, included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on February 20, 2024, should no longer be relied upon, due to the identification of a material error. Whilst the errors had no impact on reported net income, cash balance or net assets, certain line items within the income statement were materially impacted.

The Company did not recognize a change in the fair value of interest rate swaps and foreign currency forward contracts that a subsidiary of the Company entered into during the quarter ended December 31, 2023. The Company sold the subsidiary during the quarter and the purchaser assumed the interest rate swap and foreign currency forward contracts, so the restatement of the financial statements for the quarter will not affect reported net income, cash balance or net assets. However, the Company will recognize an $8.4 million increase in derivative expense for the loss on the interest rate swap and foreign currency forward contracts and an offsetting $8.4 million increase in revenue on the sale of the Sheaf project, and a related $2.1 million increase to cost of sales and an offsetting $2.1 million deferred tax credit.

In addition to the correction of the error relating to accounting for derivatives, the Company has reassessed its presentation of $1.0 million consulting costs in expenses to $0.8 million in cost of sales and $0.2 million in gain on sale of subsidiary, $2.6 million loan fees as interest expense rather than cost of sales, and $2.1 million debt issuance costs as revenue reduction rather than cost of sales. The change in classification of such costs will not affect reported net income, cash balance or net assets.

On December 11, 2024, the Audit Committee of the Company, based on discussions with management, determined that further material errors were identified in the unaudited condensed financial statements for the quarter ended December 31, 2023, included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on February 20, 2024. Whilst the errors had no impact on reported net income, cash balance or net assets, certain line items within the income statement were materially impacted.

The Company consulted with the Securities and Exchange Commission Office of the Chief Accountant (“SEC OCA”) regarding its accounting treatment on the sale of the Sheaf Battery Energy Storage System (“BESS”) project. The SEC OCA objected to the treatment of the sale under ASC 606 as a revenue item in the quarter ended December 31, 2023.

The Company determined that the sale of the Sheaf Battery Energy Storage System (“BESS”) project should be accounted for by derecognizing the transferred subsidiaries upon loss of control in accordance with ASC 810 in the quarter ended December 31, 2023, instead of being treated under ASC 606 as operating revenue. The restatement of the financial statements for the quarter will not affect reported net income, cash balance or net assets.

To correct the policy error, the Company will recognize a $75.7 million decrease in revenue as reported in the Form 10-Q filed with the SEC on February 20, 2024, and a $59.3 million decrease in cost of sales, offset by a $16.4 million increase to gain on derecognition of a subsidiary. The previously reported corrections to the same Form 10-Q: including a total of $6.3 million increase to revenue and $1.8 million decrease to cost of sales, as reported on July 03, 2024, will also be reclassified from revenue and cost of sales to an increase in the gain on derecognition of a subsidiary by $8.1 million, to apply the policy error corrections to the previously reported errors.

As a result of this policy error, the Company has also concluded that capitalized project under development assets for BESS projects did not meet the requirements to be classified as a current asset under ASC 330. Following further analysis, the Company has determined that these assets will be classified as long-life assets under ASC 970, generally recognized as non-current assets, and only recognized as current assets when it is anticipated that the project sale will occur within 12 months. In the balance sheet dated December 31, 2023, the Company will reduce projects under development within current assets by $5.1 million and increase projects under development within non-current assets by $5.1 million, to reclassify projects not anticipated to be sold within 12 months.

On June 20, 2025, the Audit Committee of the Company, based on discussions with management, determined that further material errors were identified in the unaudited condensed financial statements for the quarter ended December 31, 2023, included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on February 20, 2024.

The Audit Committee of the Company, based on discussions with management, also determined that the unaudited condensed financial statements for the quarters ended June 30, 2023 and September 30, 2023, included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2023 and November 14, 2023 respectively, should no longer be relied upon, due to the identification of material errors. Whilst the errors had no material impact on reported net income, cash balance or net assets, certain line items within the income statements were materially impacted.

Further analysis of the Company’s disposal of Richborough and Sheaf BESS projects on finalization of the 10-K for the fiscal year ended March 31, 2024, concluded that the gain on disposal should be accounted for in line with ASC 610-20 and ASC 360-10-45-5, which results in the gain being presented within the “Operating Income / (Loss)” subtotal within the Condensed Consolidated Interim Statements of Operations and Comprehensive Income (Loss) and not be presented within “Other income (expenses)”.

To correct the policy error, the Company will recognize:

●	A $11.25 million increase in gain on de-recognition of BESS project subsidiaries within operating income/(loss), offset by an equal decrease in other income/(expense), in the Form 10-Q for the quarter ended June 30, 2023;

●	A $5.50 million increase in gain on de-recognition of BESS project subsidiaries within operating income/(loss), offset by an equal decrease in other income/(expense), in the Form 10-Q for the quarter ended September 30, 2023;

●	A $25.40 million increase in gain on de-recognition of BESS project subsidiaries within operating income/(loss), offset by an equal decrease in other income/(expense), in the Form 10-Q for the quarter ended December 31, 2023;

The combined impact of the previously reported errors, the newly reported policy errors and other non-material corrections on the originally reported quarterly financial statements are:

●	$11.25 million increase in gain on de-recognition of BESS project subsidiaries within operating income/(loss), $0.9 million decrease in expenses, $12.1 million decrease in other income/(expense) and a $0.4 million increase in income tax expense, for the quarter ended June 30, 2023;

●	$5.50 million increase in gain on de-recognition of BESS project subsidiaries within operating income/(loss) and $5.50 million decrease in other income/(expense) for the quarter ended September 30, 2023;

●	$75.7 million decrease in revenue, $59.3 million decrease in cost of sales, $25.4 million increase in gain on derecognition of BESS project subsidiaries within operating income/(loss), $0.7 million decrease in expenses, $0.9 million decrease in gain on derecognition of subsidiary (in other income/(expense), $8.4 million increase in derivative expense, $2.6 million increase in interest expense and a $2.6 million increase in deferred tax credit for the quarter ended December 31, 2023.

The impact of restatement on the financial statements and restated management discussion and analysis for the quarters ended June 30, 2023 September 30, 2023 and December 31, 2023 will be reported in the 10-K for the fiscal year ended March 31, 2024.

The Company concluded that its disclosure controls and procedures as of June 30, 2023 September 30, 2023 and December 31, 2023 are ineffective as a result of two material weaknesses that existed in the Company’s internal control over financial reporting:

●	A lack of US GAAP resource in the accounting for complex transactions; and

●	A lack of monitoring controls over the review of quarterly and annual financial statements.

This will be reported in the 10-K for the fiscal year ended March 31, 2024.

The Company’s management and its Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with Grant Thornton UK LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Scott Poulter
Scott Poulter
Chief Executive Officer and Director

Date:	June 20, 2025

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